Exhibit 10(aba)

                    ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE

               THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE (the "Assignment") is made effective as March 29, 1996, by and between PROPERTY ASSET MANAGEMENT, INC., a Delaware corporation ("PAMI"), whose mailing address is 3 World Financial Center, New York, New York 10285, and OMNI CONGRESS JOINT VENTURE, a Texas joint venture ("Omni"), whose mailing address is 823 Congress Avenue, Suite 1111, Austin, Texas 78701 (PAMI and Omni are hereinafter collectively referred to as ("Assignor") and BRAZOS AUSTIN CENTER, LTD., a Texas limited partnership ("Assignee"), whose mailing address is 545 E. John Carpenter Freeway, Suite 1400, Irving, Texas 75062.

               WHEREAS, Omni has entered into that Agreement of Sale dated September 5, 1995, between Investors Life Insurance Company of North America ("Investors"), as Seller, and Omni, as Buyer, as amended by the First Amendment to Agreement of Sale dated September 27, 1995, the Second Amendment to Agreement of Sale dated October 11, 1995, the Third Amendment to Agreement of Sale dated November 7, 1995, the Fourth Amendment to Agreement of Sale dated December 1, 1995, the Fifth Amendment to Agreement of Sale dated January 19, 1996, and Sixth Amendment to Agreement of Sale dated February 23, 1996, (said Agreement of Sale along with the First, Second, Third, Fourth, Fifth and Sixth Amendments to Agreement of Sale being collectively referred to as the "Agreement") relating to the sale by Investors to Omni of the real estate in Austin, Texas known as the Austin Centre and more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Property"); and

               WHEREAS, Omni assigned the Agreement to PAMI by Assignment and Assumption of Agreement of Sale dated January 19, 1996, but PAMI did not assume the obligations of Omni under the Agreement and Omni retained certain rights to close the sale of the Property under the Agreement; and

               WHEREAS, Omni and PAMI now desire to transfer and assign all of their right, title and interest in and to the Agreement to Assignee.

               NOW,  THEREFORE, in consideration  of the foregoing  and the agreements and covenants herein set forth, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee all of Assignor's right, title and interest in and to the Agreement and all of the rights, benefits and privileges of Assignor thereunder.

               TO HAVE AND TO HOLD all and singular the Agreement unto Assignee, and Assignee's successors and assigns forever.

               1. Words and phrases defined in the Agreement shall have the same meaning herein.

               2. Assignee hereby accepts assignment of the Agreement and hereby assumes and agrees to perform all of the duties or obligations to be performed or discharged by the Buyer under the Agreement, including all of the duties and obligations of Buyer under the Agreement arising from and after the Closing.

               3. Each party shall sign and give such notices and consents as shall be necessary to confirm the provisions of this Assignment to any other Persons having rights or obligations under the Agreement as the other may request from time to time, and each party shall execute and deliver to the other such further instruments, documents and agreements as the other may reasonably require to make this Assignment effective.

               4. All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

               5. This Assignment may only be modified, altered, amended, or terminated by the written agreement of Assignor and Assignee.

               6. Any notice, request, demand, statement or consent made hereunder or in connection herewith to any party shall be in writing and shall be sent to the addresses and in the manner specified in the Agreement or in this Assignment.

               7. If any term, covenant or condition of this Assignment shall be held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

               8. This Assignment shall be governed by and construed under the laws of the State of Texas without regard to principles of conflicts of law.

               9. This Agreement may be executed in counterparts, which when taken together shall be deemed to be an original.

               10. Each party hereto acknowledges and agrees that all parties hereto may rely upon execution of this Assignment by facsimile copy.

               EXECUTED this 29th day of March, 1996 to be effective as of March 29, 1996.

                                             ASSIGNOR:

                                             OMNI CONGRESS JOINT VENTURE, a
                                             Texas joint venture

                                             By:/s/ Tom Stacy
                                             Tom Stacy,Managing Venturer

                                             PROPERTY ASSET MANAGEMENT, INC.
                                             a Delaware corporation

                                             By:/s/ Edward J. Meylor
                                                    Edward  J. Meylor
                                                       (printed name)

                                                Its:Vice  President

                                             ASSIGNEE:

                                             BRAZOS AUSTIN CENTRE, LTD. a
                                             Texas limited partnership

                                             By:  LS-Austin Centre, L.C., a
                                                  Texas  limited  liability
                                                  company,    its   General
                                                  Partner

                                             By:/s/ Mahmood Khimji
                                                    Mahmood Khimji
                                                       (printed name)
                                             Its:   President

                                  CONSENT OF SELLER

          Investors Life Insurance Company of North America hereby consents to the foregoing Assignment of the Agreement from Assignor to Assignee. By its consent, Investors Life Insurance Company of North America agrees to accept tender of performance by Assignee of any obligations of Assignor as Buyer under the Agreement, including without imitation, the closing of the purchase of the Property.

                                             INVESTORS LIFE INSURANCE COMPANY
                                             OF NORTH AMERICA, a Washington
                                             corporation

                                             By:/s/  James M. Grace
                                                James M. Grace, Executive
                                                Vice President